                                                                 EXHIBIT 10

                         Subsequent Transfer Instrument


                         SUBSEQUENT TRANSFER INSTRUMENT

     Pursuant to (i) this Subsequent Transfer Instrument, dated June 4, 2004 (this "Instrument"), between Merrill Lynch Mortgage Investors, Inc., as seller (the "Depositor"), and U.S. Bank National Association, not in its individual capacity but solely as trustee of the Terwin Mortgage Trust, Asset-Backed Certificates, Series TMTS 2004-3HE, as purchaser (the "Trustee"), and the Pooling and Servicing Agreement, dated as of April 1, 2004 (the "Pooling and Servicing Agreement"), among the Merrill Lynch Mortgage Investors, Inc., as depositor, Terwin Advisors LLC, as seller, Chase Manhattan Mortgage Corporation, as master servicer, JPMorgan Chase Bank, as securities administrator and backup servicer, Countrywide Home Loans Servicing LP, as servicer, Specialized Loan Servicing, LLC, as servicer and U.S. Bank National Association, as trustee, the Depositor hereby transfers certain Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans") to the Trustee, on behalf of the Trust Fund.

     Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

               Section 1.  Conveyance of Subsequent Mortgage Loans.
                           ---------------------------------------

     (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee, on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however, that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Instrument, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached hereto as Exhibit B shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

   (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated the date hereof, between the Depositor as purchaser and the Servicer as seller, to the extent of the Subsequent Mortgage Loans, a copy of which agreement is annexed hereto as Attachment G.

     (c) Any additional terms of the sale are set forth on Attachment A hereto.

               Section 2.  Representations and Warranties; Conditions Precedent.
                           ----------------------------------------------------

     (a) The Depositor hereby confirms that each of the conditions precedent and the representations and warranties set forth in Sections 2.03 and 2.11 of the Pooling and Servicing Agreement are satisfied as of the date hereof with respect to the Subsequent Mortgage Loans.

     (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

               Section 3.  Recordation of Instrument.
                           -------------------------

     To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the applicable Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

               Section 4.  Governing Law.
                           -------------

     This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

               Section 5.  Counterparts.
                           ------------

     This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

               Section 6.  Successors and Assigns.
                           ----------------------

     This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.

                                    MERRILL LYNCH MORTGAGE
                                    INVESTORS, INC.


                                    By:
                                       -----------------------------------------
                                    Name: Matthew Whalen
                                    Title:   President


                                    U.S. BANK NATIONAL ASSOCIATION,
                                    not in its individual capacity but solely
                                         as Trustee for Terwin Mortgage Trust,
                                    Asset-Backed Certificates, Series TMTS 2004-
                                    3HE


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

                                   ATTACHMENTS

A.       Additional terms of sale, if any.

B.       Schedule of Subsequent Mortgage Loans.

C.       Depositor's Officer's certificate.

D.       Opinions of Depositor's counsel (bankruptcy, corporate).

E.       Trustee's Certificate.

F.       Opinion of Trustee's Counsel.

G.       Subsequent Mortgage Loan Purchase Agreement.